United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2006
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer Identification No.)
of incorporation or
organization)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 23, 2006, Jonathan D. Kaufelt resigned form the Board of Directors of EMAK Worldwide, Inc. (“EMAK”).
     Also on February 23, 2006, upon the recommendation of its Corporate Governance/Nominating Committee, the Board of Directors elected a new director, Daniel W. O’Connor. There are no arrangements or understandings between Mr. O’Connor and EMAK or any other persons, pursuant to which he was selected as a director. There are no transactions, or proposed transactions, during the last two years to which EMAK was or is to be a party, in which the new director has a direct or indirect material interest. The Board has not yet determined the committees of the Board to which Mr. O’Connor will be named.
     A press release announcing the election of Mr. O’Connor was issued on February 28, 2006. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.
Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit 99.1	Press release dated February 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: February 28, 2006	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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